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                                                                   EXHIBIT 10.39

                      THIRD AMENDMENT TO LEASE AGREEMENT


     This Third Amendment to Lease Agreement (the "Third Amendment") is entered into effective as of November 26th, 1997, between Beni Toledano and Jacqueline
G. Toledano (collectively, the "Landlord") and House of Blues New Orleans Restaurant Corporation (the "Tenant") formerly known as House of Blues Partnership Management Corporation.

                                 INTRODUCTION

A. Beni Toledano, as Landlord, and House of Blues Partnership Management Corporation, as Tenant, entered into that certain Lease Agreement (the "Lease") dated October 15, 1992 and effective October 14, 1992, and pertaining to a portion of the property located at 215-225 Decatur Street in New Orleans, Louisiana.

B. The Lease has been amended by that certain Amendment to Lease Agreement (the "First Amendment") dated and effective as of December 20, 1993, and that certain Second Amendment to Lease Agreement (the "Second Amendment") dated and effective as of January 20, 1994.

     In consideration of the terms of this Third Amendment, Landlord and Tenant do hereby further amend the Lease as follows:

                                   AMENDMENT

1.   Werlein's Building - Additional Facilities. Section 26 of the First
     ------------------------------------------
Amendment permits Tenant to create two openings in the wall on the second floor between the Demised Premises and the Werlein's Building to connect Tenants' office and storage facilities to the Demised Premises. Tenant now instead desires to develop additional dining, bar and club facilities (the "Foundation Room") on the second floor of the Werlein's Building. Accordingly, Section 26 of the First Amendment is deleted and the following is substituted in its place:

           "26. Werlein's Building - Wall Openings for Access to
           -----------------------------------------------------
           Foundation Room. Landlord acknowledges that Tenant intends
           ---------------
           to develop additional dining, bar and club facilities (the
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           "Foundation Room") on the second floor of the Werlein's Building.
           Landlord hereby consents to two door-sized openings in the wall between the Demised Premises and the Werlein's Building to connect the Foundation Room facilities to the Demised Premises. The openings shall be on the second floor of the Demised Premises and shall not be in either of the two Building stairwells. The locations, plans and specifications for the two openings shall be subject to Landlord's approval, which approval shall not be unreasonably withheld. The connection between the Demised Premises and the Werlein's Building permitted pursuant to the terms of this Section 26 may be used without restriction by all persons at the Demised Premises, including without limitation, Tenant's patrons, employees and the nightclub musicians and other performers. Tenant's right to use these openings shall terminate on the earlier to occur of (a) the permanent termination of the use of the Werlein's building as ancillary facilities or (b) the termination of this Lease. Upon the termination of Tenant's right to use these openings, Tenant shall close the openings in accordance with the requirements described below in
           Section 27."

2.   Werlein's Building - Wall Openings. Section 27 of the First Amendment
     ----------------------------------
addresses the two openings originally contemplated by Tenant for office and storage facilities. The two openings will now be used for the Foundation Room facilities. Accordingly, Section 27 of the First Amendment is deleted and the following is substituted in its place:

           "27. Werlein's Building - Wall Openings. Other than the two openings
           ---------------------------------------
           for the Foundation Room facilities described above in Section 26, the one opening for the electrical line described above in Section 20 and the two openings to connect the kitchen facilities described above in
           Section 13, Tenant shall not make any openings in the wall separating the Building and the Werlein's Building without Landlord's prior written consent, which consent shall not be unreasonably withheld. All openings made by Tenant in the wall separating the Building and the Werlein's Building shall be equipped with doors if and as required by applicable law. Upon the termination of Tenant's right to use an opening in accordance with the terms of Sections 13, 20 or 26, Tenant, at its sole cost and expense, shall reinstall the brick infill, provide appropriate safety and building code separations between the buildings and perform all other work required by governmental authorities as a condition to obtaining permits and other approvals for the elimination of the openings, including work necessitated by building codes. The provisions of this Section 27 shall survive the termination of the Lease."

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3.   Utilities: Paragraph 2 of Section 8.5 of the Original Lease contemplates
     ---------
     the installation of a trash chute. Due to changes in the architectural plans of Tenant, a trash chute was not installed as originally contemplated. Additionally, Landlord requires space to install a water pressure pump within the Demised Premises. Accordingly, Paragraph 2 of
     Section 8.5 of the Original Lease is deleted and the following are substituted in its place:

           "Landlord and Landlord's other tenants in the remainder of the Building shall have the right to dispose of their trash in the alley elevator, on a daily basis between the hours of 6:00 a.m. and noon, by placing it inside a container designated for that purpose by the House of Blues. The responsibility and cost of the daily trash removal and for the cleanliness and maintenance of the container shall be borne by Tenant.

           Tenant shall provide Landlord with a space within Tenant's gas meter room to install Landlord's water pressure pump. Water pressure pump is to be installed at Landlord's expense."

4.   Exhibit C: The following amendments are made to Exhibit C:
     ---------

a)   Paragraph C (14) of Exhibit C is deleted.

b)   Paragraph C (15) of Exhibit C is supplemented with the following:

           "Tenant agrees to install the following additional sound attenuation measures:

           The soundproofing caulking at the perimeter of the suspended ceiling above the "Club" area, shall be examined and if necessary, cut out and re-caulked with a soundproofing, non-hardening type of caulking, to fill in all openings and cracks which may be a source of "flanking path" sound generation.

           Tenant shall permanently shut the windows in the green room and catwalk areas by installing either another set of windows or plexiglass.

           Tenant shall install a rubber material to sound isolate all audio speakers and audio monitors throughout the Demised Premises (including those on the stage) in order to prevent them from transmitting sound and vibrations to the wooden columns."

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5.   Miscellaneous. The parties hereby confirm and ratify the Lease, as amended
     -------------
by the First Amendment, the Second Amendment and this Third Amendment. Except as otherwise amended by the First Amendment, the Second Amendment and this Third Amendment, the Lease shall remain in full force and effect. Terms that are not otherwise defined in this Third Amendment shall have the meaning ascribed to them in the Lease, the First Amendment or the Second Amendment, as the case may be.

WITNESS:                                 LANDLORD:

/s/ Esther White                          /s/ Beni Toledano
----------------------                   ---------------------------------
                                              Beni Toledano

[ILLEGIBLE SIGNATURE]                     /s/ Jacqueline G. Toledano
----------------------                   ---------------------------------
                                              Jacqueline G. Toledano

WITNESS:                                 TENANT:
                                         House of Blues New Orleans
                                         Restaurant Corporation
[ILLEGIBLE SIGNATURE]
----------------------
                                         By: /s/ Bob Baxter
[ILLEGIBLE SIGNATURE]                       ------------------------------
----------------------
                                         Title:  Vice President
                                               ---------------------------



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